Exhibit 10.11

Execution Version

Confidential

AMENDMENT NO. 3

TO

YAHOO! JAPAN LICENSE AGREEMENT

This Amendment No. 3 to Yahoo! Japan License Agreement (“Amendment”), effective as of April 29, 2016 (“Amendment Effective Date”), is made by and between Yahoo! Inc., a Delaware corporation, with its principal offices at 701 First Avenue, Sunnyvale, CA 94089, U.S.A. (“Yahoo”), and Yahoo Japan Corporation, a corporation organized under the laws of Japan, with its principal offices at Midtown Tower, 9-7-1, Akasaka, Minato-ku, Tokyo 107-6211 Japan (“YJC”) and amends the Yahoo! Japan License Agreement, dated as of April 1, 1996, by and between Yahoo and YJC, as amended by the Amendment to Yahoo! Japan License Agreement, dated September 12, 1997, by and between Yahoo and YJC, and as further amended by the letter agreement, dated January 31, 2005, by and between Yahoo and YJC (“License Agreement”).

WHEREAS, Yahoo and YJC entered into the License Agreement, pursuant to which, among other things, Yahoo has granted certain licenses and rights to YJC with respect to the Yahoo Brand Features (as defined in the License Agreement); and

WHEREAS, Yahoo and YJC mutually desire to amend the License Agreement with respect to such licenses and rights to enable YJC to grant to [*] certain sublicenses for the use of certain of the Yahoo Brand Features on the terms and conditions set forth in this Amendment and the License Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which Yahoo and YJC hereby acknowledge, Yahoo and YJC agree as set forth below.

1.      Effective Date:  This Amendment is effective as of the Amendment Effective Date.

2.      Definitions:  Unless expressly defined otherwise in this Amendment, all capitalized terms not specifically defined in this Amendment have the meanings ascribed to them in the License Agreement.

3.      Amendment:  Yahoo and YJC agree to amend the License Agreement as follows:

A.     Section 2.1 of the Agreement is hereby amended by: (a) adding a new subclause (vii) immediately following subclause (vi) as set forth below; and (b) deleting the language after subclause (vi) commencing with the words “provided, however,” through the end of Section 2.1 and replacing such language with the amended and restated version of such language (which will immediately follow new subclause (vii)) set forth below:

“(vii)  a non-exclusive (except as provided in Section 2.7) right to grant to [*] (formerly known as [*] into which [*] and [*] (formerly known as [*]) have merged) a non-exclusive, non-transferable, non-assignable sublicense (with no right to further

[*]   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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sublicense without Yahoo’s prior written consent to YJC to permit such further sublicensing by [*]) to:

(a)    use the marks [*], [*] and [*] (which are included in the Yahoo Brand Features) in connection with [*]’s [*] provided in Japan (“[*] Business”). Such sublicense will be effective as of [*] and will remain in effect unless and until terminated as set forth below;

(b)    use the mark [*] (which is included in the Yahoo Brand Features) on an [*] incorporated into [*] that is both (1) branded as a [*] and (2) used, sold and distributed in Japan by or on behalf of [*] (“[*]”). Such sublicense will be effective as of [*] and will remain in effect unless and until terminated as set forth below;

(c)    use the mark [*] (which is included in the Yahoo Brand Features) [*] in connection with [*]’s marketing in Japan of [*]. Such sublicense will be effective as of [*] and will remain in effect unless and until terminated as set forth below; and

(d)    use the marks [*], [*] and [*] (which are included in the Yahoo Brand Features) in connection with [*] in Japan (“[*]”). Such sublicense will be effective as of [*] and will remain in effect unless and until terminated as set forth below;

provided that, with respect to such sublicense granted by YJC to [*] under this Section 2.1(vii), (A) YJC reasonably monitors and polices, on a regular basis, [*]’s use of the sublicensed Yahoo Brand Features, (B) YJC fully cooperates with Yahoo in connection with the enforcement of such sublicense and the related terms and conditions of this Agreement, (C) YJC uses commercially reasonable efforts to cause such sublicense to immediately and automatically (without any action required by YJC or [*]) terminate with respect to each sublicensed Yahoo Brand Feature in the applicable sublicensed field of use (as set forth above) upon [*]’s permanent cessation of use of such sublicensed Yahoo Brand Feature in such sublicensed field of use and (D) YJC and [*] have executed a written agreement that:

(1)    incorporates terms and conditions sufficient to enable YJC to comply with this Agreement;

(2)    incorporates an acknowledgement by [*] that Yahoo owns the sublicensed Yahoo Brand Features;

(3)    incorporates an agreement by [*] that it will not at any time during or after such agreement (w) assert any ownership interest in, or do anything (including, without limitation, assert any claim) that may adversely affect the ownership, validity or enforceability of, any of the sublicensed Yahoo Brand Features, (x) register, seek to register or cause to be registered (whether

[*]   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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directly or by way of assistance to any third party) any of the sublicensed Yahoo Brand Features, (y) adopt or use any of the sublicensed Yahoo Brand Features or any confusingly similar word or symbol as part of any [*] or as part of any [*] or [*]:

[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*], or any other [*] of [*] or any of its affiliates or (z) authorize any of the sublicensed Yahoo Brand Features to be used by [*];

(4)    requires [*] to comply with brand guidelines with respect to the sublicensed Yahoo Brand Features that may be provided or made available by YJC to [*] from time to time (which YJC agrees will include any applicable brand guidelines required to be followed by YJC pursuant to this Agreement and any brand guidelines that Yahoo requests YJC to provide to [*] from time to time);

(5)    may be terminated by YJC if YJC is requested by Yahoo to do so for any of the following reasons: (x) if any use of any of the sublicensed Yahoo Brand Features by or on behalf of [*] fails to satisfy Yahoo’s quality standards as described in Section 4.3.2 of this Agreement and [*] from receipt by [*] of a notice of such failure to satisfy sent by Yahoo (with a copy to YJC) or by YJC, (y) in the event of any other breach by [*] of any terms or conditions of such agreement or this Agreement related to any of the sublicensed Yahoo Brand Features, [*] after notice of such breach or (z) in the event of any bankruptcy, insolvency, receivership or similar proceeding of [*] or [*] which [*];

(6)    immediately and automatically (without any action required by Yahoo, YJC or [*]) terminates upon any termination of the License Agreement; and

(7)    obligates [*] to (y) transfer to Yahoo, at [*]’s expense and at no cost to Yahoo, each [*] and [*] (or to [*] a [*], to the extent possible, if such [*] is not [*]) and any other [*] or [*] or [*] registered by or for [*] that incorporates any Yahoo Brand Feature (or any confusingly similar word or

[*]   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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symbol) promptly, and [*]’s permanent cessation of use of such [*] or [*] and such other [*] or other [*] or [*], as the case may be and (z) not transfer to any person or entity (other than Yahoo) any [*] or [*] or any other [*] or [*] or [*] that incorporates any Yahoo Brand Feature (or any confusingly similar word or symbol);

provided, however, that with respect to all of the foregoing in this Section 2.1, YJC Users’ right to access and use the Yahoo Properties shall be subject to such customary limitations and restrictions on use and reproduction as Yahoo may impose with respect to the Yahoo Properties. No rights or licenses are granted by Yahoo to YJC except for those expressly granted in this Section 2.1.”

B.        YJC hereby represents and warrants to Yahoo that: (a) other than the sublicense granted by YJC to [*] in accordance with Section 2.1(vii) of the License Agreement as set forth above in Section 3.A of this Amendment, YJC has not granted any sublicense or any other rights, permissions, consents or covenants to [*] or any other third party with respect to any of the Yahoo Brand Features (other than pursuant to and in accordance with the terms and conditions of the License Agreement); and (b) other than the [*] and [*], no [*] or [*] or [*] that incorporates any Yahoo Brand Feature (or any confusingly similar word or symbol) has been registered by or for [*] in connection with any past or current business, product, service or activity of [*] or any of its Affiliates conducted, provided or exploited under any of the Yahoo Brand Features (or any confusingly similar word or symbol), or otherwise related to any of the Yahoo Brand Features (or any confusingly similar word or symbol) or YJ.

4.        Survival of License Agreement. Except as expressly amended by this Amendment, all terms and conditions of the License Agreement will remain in full force and effect and are not amended or changed by this Amendment. This Amendment is incorporated into and deemed part of the License Agreement as of the Amendment Effective Date. Any reference to the License Agreement will include the terms and conditions of this Amendment.

5.        Counterparts; Electronic Delivery. This Amendment may be executed in counterparts, each of which when executed will be deemed to be an original, but all of which together will constitute one and the same agreement. Execution and delivery of this Amendment by facsimile or other electronic means will be deemed to be, and will have the same legal effect as, execution by an original signature and delivery in person.

[*]   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF, Yahoo and YJC have caused their duly authorized representatives to execute this Amendment as of the Amendment Effective Date.

Yahoo! Inc.		Yahoo Japan Corporation

By:	/s/ Marissa A. Mayer	By:	/s/ Manabu Miyasaka

Printed Name:	Marissa A. Mayer	Printed Name:	Manabu Miyasaka

Title:	President & CEO	Title:	President & CEO

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO YAHOO! JAPAN LICENSE AGREEMENT]

YJ16-0007160